EXHIBIT 10.10

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO RULE 406

AMENDED AND RESTATED EXCLUSIVE DISTRIBUTION

AGREEMENT

BETWEEN

SEIKAGAKU CORPORATION

AND

BIOVENTUS LLC

RESTATED AS OF MAY 4 , 2012

AMENDED AND RESTATED EXCLUSIVE DISTRIBUTION

AGREEMENT

Amended and Restated Exclusive Distribution Agreement, as restated to include all amendments in effect as of May 4, 2012 (the “Effective Date”), (as so restated, this “Agreement”) by and between BIOVENTUS LLC, a Delaware limited liability company having its principal place of business at 4721 Emperor Boulevard, Durham, NC 27703 (“Distributor”), and SEIKAGAKU CORPORATION, a Japanese corporation having its principal place of business at Marunouchi Center Building, 6-1, Marunouchi 1-chome, Chiyoda-ku, Tokyo 100-0005, Japan (“Company”). Distributor and Company are sometimes referred to herein individually as a “Party” and are sometimes referred to herein collectively as the “Parties.”

RECITALS

A. Company has developed and has produced in Japan over 20 years a hyaluronic acid (“HA”) product and has obtained or is going to obtain the following marketing authorizations in some regions outside Japan for the Products which is more specifically defined in Section 22 and now wishes to appoint a distributor to certain regions for such Products: [***].

B. Company and SMITH & NEPHEW, INC. entered into an Exclusive Distribution Agreement on January 1, 1999 (“EDA”) and amendments and supplements to the EDA thereafter (hereinafter, the EDA and any and all amendments and supplements thereto shall be collectively referred to as “Existing Agreements”), under which the Company appointed SMITH & NEPHEW, INC. as the exclusive distributor of SUPARTZ, the Company’s HA product, in certain territories.

C. SMITH & NEPHEW, INC. has assigned all of its rights and an obligation under the Existing Agreements to Distributor and Company has consented to said assignment.

D. Company and Distributor desire to enter into this Agreement as the Amended and Restated Exclusive Distribution Agreement which supersedes and replaces the Existing Agreements.

E. Distributor wishes to obtain the exclusive right to distribute and sell the Product throughout the Territory as specified in Section 2 hereof, and Company wishes to grant such right to Distributor, on the terms and conditions set forth in this Agreement.

F. Distributor also wishes to purchase the Product from Company, and Company wishes to supply the Product to Distributor on the terms and conditions set forth in this Agreement.

G. Unless defined elsewhere in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth in Section 22.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the Parties contained in this Agreement, the Parties agree as follows:

1.	APPOINTMENT AS EXCLUSIVE DISTRIBUTOR

Subject to the terms of and conditions of this Agreement, Company hereby appoints Distributor as its sole and exclusive distributor and grants Distributor the exclusive right to market, distribute and sell the Product in the Territory during the Term of this Agreement, and Distributor hereby accepts such appointment. Distributor may appoint as subdistributors wholly-owned subsidiaries of Distributor, upon prior written notice to Company. Distributor may appoint other third parties as subdistributors from time to time for the sale of the Product; provided, however, that Distributor shall notify Company of the name, address and outline of the business of such third party subdistributors and whether Distributor has an equity interest in such subdistributors in writing and obtain the approval of Company in writing prior to appointment, such approval not to be unreasonably withheld, delayed or conditioned on terms not directly related to the third party subdistribution arrangements. The terms and conditions of the agreement between Distributor and each subdistributor shall conform to the provisions of this Agreement, and Distributor shall require the subdistributors to observe the duties of Distributor as provided for in this Agreement, to the extent applicable.

2.	EXCLUSIVE RIGHTS AND TERRITORY

(a) Distributor shall have the sole and exclusive right to market, promote, distribute and sell the Product in the United States (the “Territory”).

(b) Distributor may submit to Company a business plan to market, promote, distribute and sell the Product in [***] within [***] of the LOA Effective Date. Company shall promptly notify Distributor if and when Company obtains regulatory approval necessary for sale of the Product in [***]. Distributor may submit to Company a business plan to market, promote, distribute and sell the Product in [***] within [***] of the date it receives such notice. If Company approves of a business plan that Distributor submits under this Section 2(b), then the Parties shall amend this Agreement to include within the definition of Territory in Section 2(a) the country ([***]) to which the approved business plan relates. Approval by Company of a business plan pursuant to this Section 2(b) shall not be unreasonably withheld, delayed or conditioned [***]. In the event that the Agreement is amended to include [***], (i) Section 4(a) shall also be amended to provide for a Purchase Price equal to [***] percent ([***]%) of the Average Sales Price per Unit for Units sold outside the United States, but not less than (US) $[***] per Unit in any situation ([***]), and (ii) Section 4(j) shall also be added to provide that, with respect to Products sold outside of the United States and denominated in a foreign currency, the Net Sales attributable thereto shall be converted from such foreign currency into United States Dollars by utilizing the “Noon Fed Fixing Rate” announced by the Federal Reserve for the average of the first and last day of the reporting period. At Distributor’s request in connection with its preparation of a business plan for [***], and [***], the Parties shall negotiate in good faith a reduction in the foregoing minimum price per Unit based upon market conditions applicable to such country.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(c) During the Term of this Agreement, [***] unless (i) [***], and (ii) [***].

3.	GENERAL TERMS OF SUPPLY

(a) During the Term of this Agreement, Company shall deliver and supply Units to Distributor, according to and in conformity with the shipping instructions of Distributor’s purchase order for same.

(b) Orders for Units placed by Distributor shall be made by Distributor issuing to Company a purchase order which specifies (i) quantities and destination(s) of Units to be shipped, (ii) delivery dates at least [***] ([***]) days after the date of such purchase order, (iii) particulars of warehouses in [***] area, where the delivery of Product in question shall be made, and (iv) transport means (air or sea). If Company becomes aware of an event of Force Majeure, or any other event that it expects would prevent it from supplying Units ordered or forecasted to be ordered by Distributor on the specified delivery date(s), Company shall promptly notify Distributor. Provided, however, nothing contained in this Section 3(b) shall relieve Company of liability for failure to supply Product as required by an actual purchase order, except as excused for Force Majeure. Company will try, with its best efforts, to fill purchase orders placed by Distributor with delivery dates less than [***] days from the date of the purchase order, however, the actual delivery dates in this case shall be decided by Company in its sole discretion. In any such event, Company will confirm in writing the purchase order issued by Distributor, regardless of whether it is with regular or shorter delivery dates and each such purchase order shall become binding on both Parties upon and according to the confirmation in writing by Company.

(c) During the Term of this Agreement, Distributor shall provide Company with a [***]rolling order and delivery forecast [***] (the “Annual Forecast”) in Dollars and Units ([***]) each [***]. In accordance with the terms and conditions of this Agreement, Distributor shall purchase at least 70% of the Units indicated on the Annual Forecast in the forecasted year as a minimum purchase quantity. Company shall use its [***] supply Units [***] of the Annual Forecast, if so required by the purchase orders of Distributor. Notwithstanding any other term of this Section 3(c), to the extent that a failure to meet the purchase requirements set forth in this Section 3(c) can be reasonably attributed to [***] (“Negative Developments”), including [***], then the Parties shall negotiate in good faith an appropriate reduction in the minimum purchase quantity or other appropriate means to offset the impact of the Negative Developments.

(d) After termination of this Agreement, Distributor shall cease promoting, distributing and selling the Product anywhere in the world, except for its promotion, distribution and sale of any Products remaining in its inventory as of the date of such termination within [***] of the termination.

4.	PRICE AND PAYMENT TERMS

(a) During the Term of this Agreement, the purchase price payable by Distributor to Company for each Unit (“Purchase Price”) shall be equal to [***] percent ([***]%) of the Average Selling Price per Unit, but not less than (US) $[***] per Unit in any situation ([***]).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

The “Average Selling Price per Unit” is defined as (i) Net Sales for each Period divided by (ii) “Net Units Sold” in the same Period. “Period” shall mean the period consisting of [***], which will be announced by Distributor for each [***]. A [***] consists of [***] ([***]) Periods. “Net Units Sold” shall mean the total number of Units sold by Distributor to third parties ([***]), less reasonable returns of Units. The purchase price hereunder shall be settled in U.S. currency. Notwithstanding any other provision of this Section 4(a), to the extent that Negative Developments can be reasonably anticipated to adversely affect the market for the Product, then at any time thereafter Distributor may request that the Parties negotiate in good faith an appropriate reduction of the minimum purchase price or other appropriate means to offset the impact of the Negative Developments.

(b) For purposes of calculating the Average Selling Price per Unit, Distributor shall provide Company with a statement (the “Statement”) (i) describing the calculation of the Net Sales from the gross sales, and (ii) Net Units Sold from the total number of Units sold; with a description of each numbers and amounts of the items reducible pursuant to Section 4(a), which were accrued during each Period, for each of the United States and the countries outside the United States no later than [***] ([***]) days after the Period in question.

(c) (i) Within [***] ([***]) days after the [***] (defined below) in question, Company shall provide a written summary on [***] for the [***] and the [***] (“Adjustment”).

“[***]” shall mean [***].

(ii) Within [***] ([***]) days after Distributor’s receipt of Company’s summary above, Distributor shall express its agreement or disagreement to any Adjustment by Company. Such agreement shall be expressed in writing with a signature of any authorized Distributor’s financial officer. If Distributor disagrees, both Parties shall enter into good faith discussion to settle the Adjustment.

(iii) Upon the agreement to the Adjustment, either of Company or Distributor, who [***], shall provide the other Party with [***], which shall [***], for [***], for [***].

(iv) The notices to be made under this Section 4 between the Parties may be made by e-mail with work files, which shall be followed by written notices satisfying the requirements of Section 17.

(d) Company shall have the right to appoint an independent public accountant, reasonably acceptable to Distributor to verify Distributor’s calculation of Net Sales, Net Units Sold and Average Selling Price per Unit (the “Audit”). In the absence of any intentional misstatement of material fact by Distributor, Company shall bear the cost of such Audit unless Distributor’s calculation of the Net Sales, Net Units Sold or Average Selling Price per Unit is more than [***] percent ([***]%) lower than the amounts determined by the Audit, in which case [***].

(e) Company shall supply Distributor with Samples of the Product (“Samples”) [***]. The total number of the Sample Units shall be [***] and shall not exceed [***] of the Units ordered by Distributor on the current purchase order. Distributor shall [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(f) The Purchase Price for the Product shall be based on sales terms of [***] ([***]) (Incoterms 2010), subject to the following provisions of this Section 4(f). Title, ownership, and risk of loss of the Product shall pass to Distributor upon [***]. The Parties shall cooperate in processing all claims for loss or damage to the Product. For purposes of the foregoing, the Parties intend and agree that “[***]” shall mean that (A) Company shall bear the cost, risk and responsibility to: (i) [***], (ii) [***], and (iii) [***] and (B) prior to each delivery by Company, Distributor shall bear the cost, risk and responsibility to notify Company: (i) [***], (ii) [***], and (iii) [***]. Thereafter, Distributor shall be responsible for all costs it incurs to ship the Product from the designated warehouse to the United States or other locations, including, but not limited to, freight, insurance, terminal handling charges and U.S. import customs’ fees. If and insofar as the Parties’ intended meaning of [***] is inconsistent with or contrary to the definition of such term in Incoterms 2010, the Parties’ intended meaning, as detailed above, shall apply.

(g) Company shall invoice Distributor for each shipment separately and shall reference the applicable Distributor purchase order number, mode of transportation, date of shipment payment terms.

(h) Payment terms for purchases of Product by Distributor shall be net [***] ([***]) days from the date of Company’s invoice by wire-transfer to Company’s bank account designated on the invoice. Distributor shall pay Company a late charge of [***] percent ([***]%) per month for all payments made after the payment deadline as provided in the immediately preceding sentence.

Notwithstanding any other provision of the Agreement, SMITH & NEPHEW, INC. guarantees to Company the complete payment of the Purchase Price for the Product by Distributor within forty-five (45) days of the delivery of the Product. If Company has not received the Purchase Price for the Product from Distributor within forty-five (45) days of the delivery of the Product to Distributor, then SMITH & NEPHEW, INC. is obligated to pay the Purchase Price directly to Company. This guarantee expires two (2) years from the LOA Effective Date, and is a continuing obligation of SMITH & NEPHEW, INC. for such two (2) year period regardless of any permitted assignment of the Agreement by SMITH & NEPHEW, INC.

(i) Distributor shall have absolute discretion to determine its own sale prices for the Product.

5.	PRODUCT SPECIFICATIONS; QUALITY CONTROL; REGULATORY MATTERS AND COMPLIANCE WITH LAW

(a) Company shall (i) manufacture the Product in strict accordance with the quality specifications described in the Registration Dossier(s), which is exactly disclosed in ANNEX A attached herewith, or in effect from time to time in the applicable Territory, and other additional specifications agreed to by the Parties from time to time, when additional specifications are written as amendments to ANNEX A as provided in Section 5(b) below and (ii) package and label the Product in accordance with the packaging and labeling requirements decided by the Parties as provided in the Section 12(c) and added later to this Agreement as ANNEX B (collectively, the “Specifications”). Either Party shall have the right to request a change to the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Specifications at any time during the Term of this Agreement. In such event, the Party wishing to request a change (the “Requesting Party”) shall notify the other Party (the “Receiving Party”) of its request in writing. If the Receiving Party agrees to such request, the Parties shall cooperate with each other, in good faith, to have such change to the Specifications approved in each applicable country in the Territory, and Company shall maintain sufficient inventory of the original Product to supply Distributor until the change in Specifications is so approved and the new Product can be marketed and sold. In the event of a dispute between Company and Distributor concerning the change of Specifications relating to the formulation or the manufacturing of the Product, then Company shall make the final decision. In the event of a dispute between Company and Distributor concerning change of packaging or labeling, then Distributor shall make the final decision unless such change is not cost effective or feasible, in Company’s opinion. If any regulatory agency having jurisdiction in any country in the Territory requires a change to the Specifications, Company shall use its [***] to make such changes, with respect to the Products sold in the affected jurisdiction, unless such change is not cost effective or feasible as determined mutually by the Parties. If Company cannot make such change the Product shall not be sold by either Party in that jurisdiction. All expenses incurred with respect to a change in the Specifications required by a regulatory agency with respect to the sale or use of the Product in the Territory will be [***]. All expenses incurred with respect to a change in the Specifications required by a regulatory agency outside the Territory will be [***]. All expenses incurred in connection with any and all changes to Specifications except those changes to Specifications required by the FDA, or similar regulatory agency of any country in the Territory, shall be [***]. If [***] is the Requesting Party and such change in Specifications would [***], then Distributor shall [***].

(b) All changes to Specifications allowed by the provisions in Section 5(a) made subsequent to the Effective Date of this Agreement, must be made in the form of a written amendment to ANNEX A or ANNEX B.

(c) Company shall conduct quality control testing of the Product prior to shipment in accordance with the Specifications and regulatory requirements with respect to the Product as are in effect from time to time in the Territory, and such other validated quality control testing procedures agreed to by the Parties from time to time (the “Testing Methods”). Company shall retain records pertaining to such testing for a minimum of [***] ([***]) years following the expiration date of life of the Product.

(d) Company shall provide Distributor with a certificate of analysis of each shipment of Product made to Distributor. Nothing contained herein shall waive Distributor’s rights with respect to latent defects or with respect to Distributor’s rights under the representation and warranty provisions of this Agreement.

(e) Distributor shall notify Company and all applicable regulatory authorities in writing of reportable events involving the Product for which Distributor receives appropriate notification, as required by applicable Laws, including, without limitation, Medical Device Reports under the Post Market Surveillance program of the FDA, and maintain the files of these reports and investigations as required by applicable Laws. Company shall likewise notify

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Distributor in writing of any of such reportable events, including, if and to the extent required in connection with applicable Laws in the Territory, Device Vigilance Reports required by the countries of the European Union. The reporting Party shall notify the other within a reasonable time in a manner consistent with the requirements of the Law in the applicable jurisdictions.

(f) Each Party shall communicate to the other regarding any complaints received from users of the Product or Product-Drug, within a reasonable time following receipt of each complaint. Each notification of a complaint shall contain, but shall not be limited to, the lot number, expiration date, indication for actual use and description of circumstances involved in the alleged failure of the Product, to the extent such information is available. Each Party will provide additional information to the other Party as it becomes available. If Distributor receives the Product associated with a complaint relating to the performance of a Product, Distributor will mail the Product to Company via express courier for evaluation of the Product and investigation of the complaint by Company. Company shall investigate the complaint and report to Distributor the results of the investigation and decision made concerning corrective actions and detailed information concerning the corrective actions taken, if any.

(g) Each Party agrees to notify the other Party as soon as practical of any information of which it becomes aware which relates to the safety or efficacy of the Product or Product-Drug. Upon receipt of any such information, the Parties shall consult with each other in an effort to arrive at a mutually agreeable course of action that is consistent with the obligations of the Parties under this Agreement.

(h) (1) If a Party is notified by a governmental agency that a Product or Product-Drug recall or other general corrective action with respect to the Product or Product-Drug is necessary it shall immediately advise the other Party in writing of such notification by such governmental agency, and proceed with the recall or corrective action as instructed by such governmental agency.

(2) In the event either Company or Distributor believes in good faith (without notification by a governmental agency) that a Product or Product-Drug recall or other general corrective action with respect to the Product or Product-Drug is necessary or appropriate (“Proposed Recall”), the Party advocating the Proposed Recall shall notify the other Party in writing regarding its belief in this regard, and provide the other Party with a complete written explanation of the reason(s) for its belief regarding such Proposed Recall. As soon as reasonably possible following delivery of the written explanation, the Parties will mutually determine what actions are appropriate regarding such Proposed Recall. If the Parties cannot agree upon such actions, then this matter will be decided by arbitration pursuant to Section 16. Distributor will keep detailed distribution records for each lot number detailing the quantity shipped and the location where the lot was shipped as required by Law so that in the event of recall, Distributor will be able to contact the consignees.

(3) In the event any recall or general corrective action is taken with respect to the Product or Product-Drug, whether ordered by a governmental agency or otherwise, Distributor and Company will jointly determine in good faith the cause(s) of the non-conformance(s) prompting the recall or general corrective action within the time required by the applicable Law, but no later than [***] ([***]) days after

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

the date of such recall or general corrective action, in order to establish preventive measures for the future and to assess responsibility for costs and expenses arising from the recall. At the end of this [***] ([***]) day period following the recall or general corrective action, the matter of costs and expenses will be submitted to the Presidents of Distributor and Company for their joint resolution. If the matter cannot be resolved by the Presidents of Distributor and Company within [***] ([***]) days after it has been submitted to them, either Party may initiate arbitration pursuant to Section 16.

(i) Each Party covenants that all of its activities (and the activities of its suppliers in the case of Company, and in the case of Distributor, the activities of Distributor’s subdistributors under or pursuant to this Agreement) shall comply with all applicable laws, ordinances, statutes, rules and regulations (collectively “Laws”), including, without limitation, Laws arising under the federal Food, Drug and Cosmetic Act, the Safe Medical Device Act and their respective amendments.

(j) Distributor and Company shall have the right to visit each other’s facilities where the Product is manufactured, stored or delivered [***] during the Term of this Agreement and for the purposes of performing an audit of the operations, facilities and records concerning the manufacturing procedures, and storage and distribution (including shipping and handling) of the Products of the other Party; provided, however, that such visits shall not give access to the other Party’s proprietary technology and shall be restricted to only those persons who are directly involved in determining compliance with the terms of this Agreement and who, as provided below, received a prior written approval of other Party and that each Party shall be required to furnish to the other Party only that information necessary to make a determination of the other Party’s compliance with the terms of this Agreement. Such visits shall be conducted upon written notice received at least [***] prior to the visit and during normal business hours; provided that the person who will perform the audit received the prior written approval of the other Party prior to such visit, such approval not to be unreasonably withheld or delayed. The Party who requests the audit shall select and retain at its discretion and its own cost the auditor or auditing consultant who shall conduct or otherwise assist such Party in performing the audit.

(k) (i) In principle, Company shall obtain, by using the data it holds as of the Effective Date, the regulatory approval for the marketing, sale, distribution and use of the Product in the Territory at [***] and Distributor shall assist such efforts of Company.

(ii) If additional clinical trials must be conducted in order for Distributor to market, sell, distribute or use the Products in any country in the Territory or if FDA Approval contains conditions that [***] (“FDA Conditions”), then the Parties shall negotiate in good faith whether to proceed with the additional clinical trials and the responsibility for payment therefor.

(iii) If the Parties are unable to agree upon the need for or payment for additional clinical trials or the satisfaction of FDA Conditions, then [***].

(iv) Even in the case where Distributor [***], Company shall assist Distributor for completion of the clinical trials and satisfaction of the FDA Conditions [***] and shall, under

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

cooperation of Distributor, file the application of the regulatory approval or satisfaction of the FDA Conditions for the marketing, sale, distribution and use of the Product in such country and obtain such approval.

(v) The [***] shall be [***], may be [***] and may be [***].

(vi) If the Parties are [***], then [***] to the other Party. If the FDA Approval contains conditions that are not reasonably acceptable to Distributor, but are not able to be [***], then Distributor shall have the right to [***] to Company.

(l) Each Party will be granted rights to access, make reference to, and use the clinical data and regulatory filings owned by the other Party relating to the Products or Product-Drug other than Confidential and proprietary clinical data or regulatory filings of Company related to the manufacture of Products which Company shall not be obligated to provide to Distributor, but shall be obligated to provide to legal or regulatory agencies or bodies.

(m) Each Party will inform the other within a reasonable period of time as it becomes aware of any new version or amendment to any Laws which may materially affect the procedures, process, practice or activities with respect to the import, marketing, sale or use of the Product in the Territory or the manufacture of the Product.

(n) If despite reasonable efforts of a Party under Section 6(d) or Section 8(d) below Product or Product-Drug is offered for sale or sold into the Territory by an uncontrollable third party in derogation of the rights of Distributor or outside the Territory in derogation of the rights of Company and its other distributors, Distributor and Company agree that such event shall not be deemed to constitute a breach of Section 6(d) or Section 8(d) below, respectively.

6.	COMPANY’S GENERAL OBLIGATIONS

(a) During the Term of this Agreement, Company agrees to provide Distributor with the following at Company’s cost in order to assist Distributor’s promotional activities for Product in the Territory. Company shall have the right to hold a meeting with Distributor at the time and place to be agreed upon by the Parties to discuss alternative activities.

(i) Reasonable quantities of promotional materials and literature in English as requested by Distributor.

(ii) Medical and commercial advice and information to assist Distributor in responding to inquires and questions made concerning the Product by other Persons, including, customers and governmental authorities.

(iii) Technical and marketing training on the Product at a designated facility of Company for reasonable, but limited number of, Distributor’s competent technical and sales representatives at times and for durations to be agreed upon by the Parties; provided, however, [***] out-of-pocket costs for such training of Distributor’s representatives and employees such as travelling, lodging and insurance are to be [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(b) Company shall maintain ISO 13485 and Medical Device Directive certification to support the right to continue to use the CE mark in commerce on the Product, but only if maintaining ISO 13485 and Medical Device Directive certification is required to sell the product in the Territory.

(c) Company will maintain the CE marked status for the Product for the countries covered by the CE mark and maintain all certificates and approvals required in the European Union, but only if maintaining CE marked status for the Product is required to sell the Product in the Territory.

(d) Company shall [***]. Company shall [***].

(e) Company shall not, at any time during the Initial Term, directly or indirectly import, supply, promote, market, distribute, sell or otherwise commercialize in the Territory [***]. For purposes of clarity, the foregoing is not intended to and shall not limit Company’s rights to commercialize Gel-One or the Gel-One repeat treatment label expansion or to commercialize any Product through Distributor.

(f) In accordance with Distributor’s request and pursuant to Section 6(a) above, Company shall prepare and file all regulatory filings as may be required in the Territory to replace SMITH & NEPHEW, INC’s name, logo and other identifying details of the Product label with those of the Distributor.

7.	COMPANY’S REPRESENTATIONS AND WARRANTIES

Company hereby represents and warrants to Distributor as follows:

(a) Company is a corporation duly organized, validly existing and in good standing under the laws of Japan and has all requisite corporate power and lawful authority to own, lease and operate its assets and to carry on its business as heretofore conducted. Company has the full legal right, corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally or by general equitable principles.

(b) Company owns all rights, title and interest in the Product necessary to grant the rights contained in this Agreement to Distributor. To [***], the Product does not and will not infringe upon any patent, trademark, trade secret or other proprietary right of any person. Nothing contained in this Agreement is in conflict with any other agreement to which Company is a party or is otherwise bound.

(c) Company has not granted and will not grant the right to market, sell or distribute the Product or Product-Drug in the Territory to any other Person.

(d) At the time of delivery to Distributor, all Products (i) shall have been manufactured (A) in conformance with Good Manufacturing Practices (as such term is generally understood in the medical device and pharmaceutical industry), and (B) in accordance with all Laws; and (ii) shall be free of all valid liens, encumbrances and security interests.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(e) Company shall promptly replace any Product which fails to meet Specifications, or is misbranded (except to the extent such misbranding occurs as a result of the acts or omissions of Distributor) or which is otherwise defective, whether the Product is owned at the time of such event by Distributor or a third party not under the control of Company. This warranty shall not apply to any Product which has been misused, improperly stored, adulterated or modified by Distributor or any of its subdistributors.

(f) If CE Marking Certificate is required for sale of the Product in the Territory, then Company represents and warrants that the CE Marking Certificate for distribution of the Products in Europe has been obtained and is in full force and effect.

(g) At the time of delivery to Distributor, all Products shall be “merchantable” as defined in Section 2-314 of the Uniform Commercial Code, but only to the extent such warranty would be implied. All other implied warranties at law between the Parties are hereby disclaimed.

8.	DISTRIBUTOR’S GENERAL OBLIGATION

During the Term of this Agreement,

(a) Distributor shall, and Distributor shall have its permitted subdistributors, transport, store, distribute, market and sell the Product in accordance with directions for storage and use as indicated on ANNEX A including any amendments thereto (as provided in Section 5(a) herein) which are in effect at the time of such transport, storage, distribution, marketing or sales.

(b) Distributor shall exert its [***] to sell, distribute and promote the sales of the Product in the Territory in order to achieve the annual minimum purchase quantities as provided for in Section 3(c) hereof and agrees to provide Company with the following information in English (subject to occasional missing or incomplete information or delayed or undelivered communications, as may occur):

(i) Safety information relating to the Product including data, report or other information relating to its side effect in the Territory, if any.

(ii) [***] sales and inventory records and marketing reports of Products in the Territory with substantially comparable detail as are currently being provided to Company as of the LOA Effective Date, within [***] ([***]) days from the last day of each Period (as such term is defined in Section 4(a) above), including claims, complaints, questions and comments from customers relating to quality, performance and effect of Product, if any.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(iii) Except as prohibited by applicable Law, and to the extent consistent with the information being provided to Company by Distributor as of the LOA Effective Date, any and all market, marketing, business and technical information as may be reasonably requested by Company from time to time.

(c) Distributor will provide Company with reasonable access to records for purposes of conducting quality control audits and to effect a product recall, if necessary, as provided hereunder.

(d) Distributor shall not, either directly or indirectly or through a third party, sell, deliver or market Product for sale outside the Territory without the prior written consent of Company, and shall promptly refer to Company any and all inquiries and/or orders received for sales outside the Territory. Distributor shall [***].

(e) In consideration of the exclusive right granted hereunder Distributor shall not, during the Term of this Agreement, promote, sell or distribute the Product in the Territory, except for Products purchased from Company.

(f) Distributor shall prepare in good faith and provide Company with the first draft of a business plan for the Product for the following business year no later than [***] of each calendar year. The Parties shall enter into sufficient good faith discussion based on such first draft. After considering such discussion with Company in good faith, no later than December 31 of each calendar year, Distributor shall complete, and provide Company with, the business plan for the Product for the following business year. Distributor shall discuss with Company whether it is appropriate to amend such business plan on a [***] after providing Company with relevant information pursuant to Section 8(b). For avoidance of doubt, this paragraph requires communication and discussion as provided, but does not restrict Distributor’s discretion with regard to all decisions and matters concerning the development, amendment or implementation of Distributor’s business plan.

(g) In connection with the re-labeling of Products, in order to prevent any occurrence of problems such as shortage of stock, Distributor shall [***] sell off any and all existing SUPARTZ products in the inventory that are in proper condition for sale and convert the packages for SUPARTZ products to Distributor’s packages at [***] cost, and use [***].

(h) Distributor and Company each agrees that they shall hold the following meetings in order to maintain good business relationships between them and to further expand the SUPARTZ business (subject to occasional postponements, missed meetings or cancellations as may occur):

1)	Top management meeting ([***]);

2)	[***] business meeting ([***]); and

3)	Teleconference ([***])

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

9.	DISTRIBUTOR’S REPRESENTATIONS AND WARRANTIES

Distributor hereby represents and warrants to Company as follows:

(a) Distributor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and lawful authority to own, lease and operate its assets and to carry on its business as heretofore conducted. Distributor has the full legal right, corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Distributor and constitutes the valid and binding obligation of Distributor, enforceable against Distributor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally or by general equitable principles.

(b) Nothing contained in this Agreement is in conflict with any other agreement to which Distributor or its Affiliates is or may become a party or is otherwise bound.

(c) Distributor shall distribute, market, and sell the Product in accordance with the Laws of the Territory. Company agrees to provide Distributor with all information and assistance required in order for Distributor to comply with the foregoing obligation to the extent reasonably possible.

10.	TRANSFER OF DATA; CONFIDENTIALITY

(a) The Parties acknowledge that Company has or is in the process of conducting studies on the Product or Product-Drugs necessary to register the Product for marketing and sales in the Territory. No later than [***] ([***]) days after the execution and delivery of this Agreement, Company shall deliver to Distributor copies of a detailed summary of pre-clinical and clinical studies on Product or Product-Drugs and other similarly detailed data in Company’s possession or control as of such date which Company and Distributor reasonably determine is relevant to the safety, efficacy, regulatory status, sale, marketing or distribution of the Product.

(b) During the Term of this Agreement: (i) Company shall provide to Distributor any subsequently acquired data which Company and Distributor reasonably determine is relevant to the safety, efficacy, regulatory status, sale, marketing or distribution of the Product or Product-Drug; and (ii) each of the Parties shall deliver to the other Party all relevant data and Registration Dossier(s) relating to use of the Product or Product-Drug, and results from any studies being conducted by or on behalf of either Party in connection therewith promptly after such data and/or Registration Dossier(s) become available.

(c) The Parties acknowledge that discussions between Company and Distributor in written form and orally will necessarily require the exchange of information that is considered confidential and proprietary by the disclosing Party. The Parties agree that any information on which the disclosing Party designates the mark “confidential” in the written form or in a written confirmation made within thirty (30) days from the oral disclosure shall be considered “Confidential Information” and shall include, without limitation, (i) the Know-How; (ii) earnings, costs, and other financial information; (iii) drawings, formulations, samples, technical data, photographs, specifications, manufacturing methods, testing procedures, clinical studies date; and (iv) marketing, sales and customer information relating to the disclosing Party’s business.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(d) The Parties agree that both during the Term of this Agreement and for a period of [***] ([***]) years thereafter each Party shall keep, and shall cause the directors, officers, employees and agents of such Party or its Affiliates or third party subdistributors to keep, confidential any and all Confidential Information acquired from the other Party to the same extent as such Party protects its own confidential information, and shall not use for any other purpose than to discharge such Party’s obligations and exercise its rights hereunder.

(e) Confidential Information shall not include information which (i) is or hereafter becomes available to the general public other than by reason of any default with respect to a Party’s confidentiality obligation hereunder, (ii) is demonstrated by documentary evidence to have been known at the time of receipt thereof by the receiving Party, (iii) can be shown to have been developed or acquired independently without breach of any obligations contained herein, or (iv) is required to be disclosed as a result of a judicial order or decree or applicable Law or regulation; provided however, that the Party whose Confidential Information is the subject of such judicial order or decree is given the opportunity to contest the judicial order or decree prior to any disclosure.

11.	PATENTS AND PROTECTION OF DISTRIBUTOR’S RIGHT TO DISTRIBUTE PRODUCT AND PRODUCT DRUG

(a) Patent Prosecution.

(i) Company will file, prosecute and maintain patents within the Territory relating to the Product packaging, use or sale (but not manufacture) of the Product (“Patents”) as Company may elect. If Company elects not to file, prosecute or maintain a Patent in any country in the Territory, then Company shall notify Distributor. Distributor shall have the right, within [***] ([***]) days following receipt of Company’s notice, to assume responsibility for filing, prosecuting or maintaining such Patent, which Patent shall be considered a “Distributor Sponsored Patent.” Distributor Sponsored Patents are considered Patents under this Agreement, except where expressly provided herein to the contrary.

(ii) Company hereby grants to Distributor an exclusive royalty-free non-transferable license to use the Patents (subject to the Confidentiality provisions of Section 10 herein) in the Territory in connection with the marketing, distribution and sale of the Product. Distributor shall acknowledge the Patents (pending or granted) in Distributor’s labeling and promotional materials relating to the Product.

(iii) All costs and expenses incurred with respect to the filing, prosecution and/or maintenance of Patents (other than Distributor Sponsored Patents) shall be paid by Company, including all reasonable costs for the prosecution, issuance and maintenance of Patent applications and Patents issuing thereon, and any divisional, continuations, continuation-in-part, reissue applications or Patents, Patents of addition, Patents of revalidation or the registrations or any Patent or the like.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(iv) Company shall cooperate and assist Distributor in the filing, prosecution and maintenance of Distributor Sponsored Patents. Distributor shall own all Distributor Sponsored Patents.

(b) Patent Enforcement and Enforcement of Distributor’s Right to Distribute Product.

(i) If any of the Patents in the Territory are infringed by a third party, the Party which discovers the infringement shall promptly notify the other Party in writing. The Parties shall [***] with enforcement of rights against the infringer and the division of any awards or settlement payments. [***]. The Parties shall keep each other informed as to the prosecution of any action for such infringement. The Parties shall cooperate with each other with respect to any such action.

12.	TRADEMARKS

(a) (i) Company hereby grants to Distributor for the Term of this Agreement the exclusive, royalty-free right to use the trademark “SUPARTZ” (or such other trademarks as may be mutually agreed by the Parties) (the “Trademark”) in connection with the marketing, distribution and sale of the Product in the Territory.

(ii) In the event the name “SUPARTZ” is not available for Company to register in a country in the Territory or is reasonably judged by the Parties to be inadequate based on special reason or situation of a country in the Territory, the Parties will select a new name from candidates proposed by Company and verified by Company to be available in the country, which mark shall also be considered a Trademark for purposes of this Agreement.

(iii) Company shall register, and maintain the Trademark in the Territory as Company may elect [***]. Distributor shall assist and cooperate with Company in connection with the maintenance of Trademark in the Territory. If Company elects not to maintain the Trademark in a country within the Territory, Company shall notify Distributor and Distributor shall have the right to require Company to register and maintain the Trademark in that country (“Distributor Sponsored Trademark”). In that event, all costs and expenses thereafter incurred by Company with respect to the preparation of Trademark registration application for, and with respect to the filing and/or maintenance of the Trademark registration in that country shall be [***]. Distributor shall not use any trademark confusingly similar to the Trademark within or outside the Territory without the prior written consent of Company. Company shall not use any trademark confusingly similar to the Trademark within the Territory without the prior written consent of Distributor.

(b) Distributor may not sublicense the Trademark to any third party, however, the use of the Trademark by Distributor’s Affiliates and subdistributors for marketing, distributing and selling Product is permitted and approved herewith by Company.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(c) Distributor and Company shall work together to develop a mutually acceptable package and label for the Product, which package and label shall include the Trademark and other design elements as are mutually acceptable to both Parties. The use and presentation of the names, Trademarks and logos on the packaging and labeling of the Product are to be attached hereto as ANNEX B.

(d) If the Trademark is infringed by a third party in the Territory, the Party which discovers the infringement shall promptly notify the other Party in writing. The Parties shall [***] with enforcement of rights against the infringer and the division of any awards or settlement payments. [***]. The Parties shall keep each other informed as to the prosecution of any action for such infringement. The Parties shall cooperate with each other with respect to any such action.

(e) In the event of the institution of any suit by a third party against Company or Distributor for trademark infringement involving the Trademark (other than Distributor Sponsored Trademarks), Company shall defend each such action [***] with attorneys selected by Company and reasonably acceptable to Distributor, Distributor shall assist and cooperate with Company to the extent reasonably necessary in the defense. Company shall [***] with such third party.

Except as provided in Section 13, upon termination of this Agreement for any reason (other than breach by Company), the license granted in this Section 12 shall immediately terminate with respect to Trademarks (other than Distributor Sponsored Trademarks), and Distributor shall immediately cease all use of the Trademark (other than Distributor Sponsored Trademarks), except with respect to Products acquired by Distributor prior to the termination of this Agreement.

13.	TERM AND TERMINATION

(a) This Agreement shall continue for a period of five (5) years from the LOA Effective Date (the “Initial Term”), unless terminated earlier as specifically provided in this Section 13.

(b) Distributor has the right to renew this Agreement for one (1) renewal term of two (2) years upon expiration of the Initial Term if and only if the following two conditions are satisfied: (1) Distributor provides a written notice to Company no later than one hundred and eighty (180) days prior to the expiration of the Initial Term; and (2) Distributor makes a non-refundable payment to Company in the an amount equal to the lesser of (i) the purchase price for the number of Units by which Distributor’s orders fell short of the required minimum for the year and (ii) One Million Dollars ($1,000,000). Such payment shall be made no later than the commencement of the renewal term. In addition, if Distributor fails to order a minimum of [***] ([***]) Units from Company during any full calendar year of the Initial Term, then (subject to the remainder of this Section), such failure shall not constitute a breach of this Agreement, but, in such event, Company shall have the right to change this Agreement from exclusive to non-exclusive upon at least sixty (60) days’ prior notice to Distributor and this Agreement shall be amended accordingly. Notwithstanding any other provision of this Section 13(b), to the extent that a failure to meet the order requirements set forth in this Section can be

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

reasonably attributed to Negative Developments, then the Parties shall negotiate in good faith an appropriate reduction of the minimum order quantity or other appropriate means to offset the impact of the Negative Developments. In addition, Distributor shall have the right to reinstate this Agreement as exclusive by making a non-refundable payment to Company in an amount equal to [***]. Such payment shall be made no later than the expiration of the 60- day notice period or 30 days after completion of any negotiation of reduction in the minimum order quantity. Insofar as any payment in this Agreement is referred to as “non-refundable,” such reference shall be without prejudice to recovery by Distributor from Company of all or any portion of such payments in connection with any rights or remedies that Distributor may seek as a result of a breach of this Agreement by Company, including, but not limited to, recovery of the same as an element of damages. The Initial Term of five (5) years and the two (2) year renewal term, if applicable, shall be collectively referred to as the “Term.”

(c) Notwithstanding the foregoing, this Agreement may be terminated by giving written notice to the other Party: (i) if the other Party commits a material breach of any term or condition of this Agreement which is susceptible to cure, and the breaching Party shall have failed to cure such breach within sixty (60) days from the receipt by it of written notice thereof from the other Party; (ii) if the other Party commits a material breach which is not susceptible to cure; (iii) if the other Party shall commence any case, proceeding or other action (A) under any applicable Law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver trustee, custodian or other similar official for it or for all or any substantial part of its assets; (iv) if there shall be commenced against the other Party any such case, proceeding or other action referred to in clause (iii) of this Section 13(c) which results in the entry of an order for relief; (v) if the other Party shall take any action authorizing, or in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above in clauses (iii) or (iv) of this Section 13(c); or (vi) if the other Party shall admit in writing its inability to pay its debts as they become due. Notwithstanding the termination of this Agreement pursuant to this subsection, the non-defaulting Party shall retain all rights and remedies available at law or in equity against the defaulting Party.

(d) Company shall have the right to immediately terminate this Agreement if Distributor fails to pay any undisputed amount due under Section 4 within [***] business days after Distributor receives written notice of nonpayment.

(e) The termination of this Agreement for any reason (other than a breach by Company) shall be without prejudice to Company’s right to receive all payments accrued and unpaid at the effective date of termination or to the remedy, in accordance with the terms herein, of either Party hereto in respect of any previous breach of any covenant contained herein.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(f) Upon termination of this Agreement, each Party shall promptly (i) on request return to the requesting Party all of the requesting Party’s records, materials and Confidential Information in the possession or control of the other Party, or its Affiliates, suppliers or third party subdistributors, except promotional materials reasonably required by Distributor to promote, distribute or sell Products remaining in its inventory as permitted by this Section 13(f), and (ii) discontinue all distribution of the Product, except as otherwise permitted pursuant to Section 3(d) above and 13(g) below.

(g) Termination of this Agreement shall not terminate Distributor’s obligation to pay the purchase price for Product which has been received by Distributor under this Agreement, and upon any termination of this Agreement, Distributor shall continue to sell all of the remaining Products in its inventory.

14.	INDEMNIFICATION

(a) Company shall indemnify, defend and hold harmless Distributor, including its officers and directors, from and against any and all damages, liabilities, costs and expenses, including, without limitation, reasonable attorney’s fees, arising out of: (i) breach of Company’s representations and warranties; (ii) any claim relating to the manufacture of the Product or delivery of the Product to Distributor, including without limitation death, personal injury or damage to property resulting from defects, contamination or other condition of the Product; (iii) infringement of patents or trademarks of a third party; or (iv) the act or omission of Company, its agents and representatives. In the event the Product becomes, or if Company reasonably believes the Product is likely to become, infringing upon the proprietary rights of a third party, Company shall, in addition to its other obligations hereunder, under consultation with Distributor, use its best efforts to take such actions so as to allow Distributor to continue to sell, distribute and promote the Product in the Territory without infringement on the patents or trademarks of third parties.

In the event Distributor is enjoined, prohibited, restricted for a period of at least six (6) months from selling, distributing or marketing the Product in any part of the Territory due to patent infringement, then Distributor shall have the right to terminate this Agreement with respect to the affected portion of the Territory by providing Company with fifteen (15) days’ prior written notice.

(b) Distributor shall indemnify, defend and hold harmless Company, including its officers and directors, from and against any and all damages, liabilities, costs and expenses, including without limitation reasonable attorney’s fees, arising out of (i) any breach of Distributor’s representations and warranties or (ii) any claim relating to the sale, marketing, distribution or other disposition of the Product by Distributor, Distributor’s Affiliates or subdistributors, including without limitation, death, personal injury or damage to property resulting from the sale, marketing, or handling of the Product by Distributor, Distributor’s Affiliates or Distributor’s sub-distributors, unless such damage liability, cost or expense is caused by Company or breach of this Agreement by Company, in which case Company shall indemnify and hold Distributor harmless as set forth in Section 14(a) of this Agreement.

(c) If Distributor or Company intends to claim indemnification under this Section, such Party (the “Claiming Party”) shall (i) promptly notify the other Party in writing of any claim or loss for which it intends to claim such indemnification, (ii) cooperate fully with the other Party and its legal representatives in the investigation of any claim or loss covered by this Section, and (iii) allow the other Party to control the defense and/or disposition of such suit or claim. Neither Party shall have any indemnification obligations hereunder to the extent that such Party’s ability to defend such suit or redress such loss is prejudiced by the Claiming Party’s failure to perform the obligations set forth in the preceding sentence.

(d) Both Parties shall obtain and maintain a policy or policies of product liability insurance coverage that shall: (i) have a per occurrence and annual aggregate limit of not less than [***]; (ii) include Distributor as an insured with regard to Company’s policy or policies, and include Company as an additional insured with regard to Distributor’s policy or policies, in both cases for occurrences arising out of issues related to the responsibility of each Party, (iii) provides for at least [***] ([***]) days’ advance written notice to the other Party of cancellation or material reduction in coverage and (iv) have a policy scope of [***] which will provide coverage claims. Each Party shall provide the other Party with a certificate evidencing such coverage upon reasonable request.

15.	ASSIGNMENT AND SUB-DISTRIBUTION RIGHTS AND RIGHT OF FIRST REFUSAL

(a) Except as expressly provided herein to the contrary, neither Party shall assign or transfer (whether by operation of law or otherwise) its rights and obligations under this Agreement to any Person without the prior written consent of the other Party, such consent not to be unreasonably withheld, delayed, or conditioned on terms not directly related to the assignment. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties hereto.

(b) Notwithstanding anything herein to the contrary, this Agreement shall continue in full force and effect in the event of a Change in Control (as defined below) involving either Party, unless as a result of or in connection with such Change in Control, (i) a Distributor Competitor (as defined below) becomes the beneficial owner of more than 50% of the voting capital stock of Company or (ii) a Company Competitor (as defined below) becomes the beneficial owner of more than 50% of the voting capital stock of Distributor. In the case of such circumstances as described in the immediately preceding sentence, the non-transferring Party shall have the right, in its sole discretion, to immediately terminate this Agreement. For purposes of this Agreement, (i) a “Change in Control” means a transaction or a series of transactions as a result of which a Person or group (as defined in Section 13(D) of the Securities Act of 1933, as amended) acquires control (as defined in the definition of Affiliate) of a Party, (ii) “Distributor Competitor” means any Person which derives more than 50% of its revenues from the sales of orthopedic medical devices and has in excess of [***], and (iii) “Company Competitor” means any Person which [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

(c) As of the LOA Effective Date, SMITH & NEPHEW, INC. and its Affiliates shall own forty-nine percent (49%) of the voting securities in the Distributor. Notwithstanding anything herein to the contrary, in the event that, within two (2) years from the LOA Effective Date, SMITH & NEPHEW, INC. or its Affiliates sell or transfer any of their voting securities in the Distributor (other than inter-company sales or transfers between SMITH & NEPHEW, INC. and any of its Affiliates or between any such Affiliates), then the Company shall have the right, in its sole discretion, to terminate this Agreement upon written notice to Distributor. For purposes of this Section 15(c), “Affiliates” of SMITH & NEPHEW, INC. shall mean Affiliates as such term is defined in Section 22 of this Agreement, excluding, however, its clause (i) with regard to “control.” For purposes of clarity, issuance of additional voting securities by the Distributor shall not constitute a sale or transfer of voting securities by SMITH & NEPHEW, INC. or its Affiliates.

16.	GOVERNING LAW AND DISPUTE RESOLUTION

(a) This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of New York, without reference to the conflict of laws rules thereof or the United Nations Convention on Contracts for the International Sale of Goods.

(b) The Parties shall attempt in good faith to resolve any dispute or claim between them arising out of or relating to this Agreement promptly by negotiations between executives or other representatives of the Parties with authority to resolve the dispute. If a dispute should arise, such representatives shall confer in person or by telephone at least once and attempt to resolve the matter. Such conference shall take place within [***] ([***]) days of a written request therefor at a mutually agreed time and location. Such conference is a condition precedent to initiating arbitration as provided below, unless the responding Party fails to confer within [***] ([***]) days of the request to do so, but is not a condition precedent to initiating an action for interim injunctive or provisional relief necessary to avoid irreparable harm or to maintain the status quo.

If the dispute is not settled within [***] ([***]) days of the conference or time to confer described above, either Party may submit the dispute for arbitration. The dispute shall be finally settled under the Rules of Arbitration (the “Rules”) of the International Chamber of Commerce (the “ICC”). The place of the arbitration shall be [***]. The language of the arbitration shall be English with simultaneous translation into Japanese at the request of either Party. There shall be three (3) arbitrators, one (1) of whom shall be appointed by each of the Parties in accordance with the Rules, and the third of whom shall be appointed by the ICC. The arbitrator appointed by the ICC shall act as the chairperson of the arbitrating body. The arbitrators shall decide the matters in the dispute in accordance with the laws of the State of New York, without reference to the conflict of laws rules thereof or the United Nations Convention on Contracts for the International Sale of Goods.

The arbitration shall also be governed by the United States Arbitration Act, 9 U.S.C. §§ 1-16, 201-208, including the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards of June 10, 1958. The arbitration shall be commenced and shall

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

proceed according to the Rules, except as otherwise provided herein. Any Confidential Information disclosed in the arbitration shall be subject to the confidentiality provisions of this Agreement. Any time period specified in the Rules shall be extended or accelerated upon the Parties’ written agreement. At the request of either Party, all time periods specified in the Rules may, at the discretion of the arbitrators, be accelerated or extended to the extent necessary to comply with the timetables specified in the Rules or for the reasonable management of the arbitration.

The procedures specified in this Section 16(b) shall be the sole and exclusive procedures for the resolution of disputes; provided, however, that a Party may, in addition or as an alternative to seeking interim relief from the ICC, seek injunctive or other provisional judicial relief in any court of competent jurisdiction if in its reasonable judgment such action is necessary to avoid irreparable harm or to preserve the status quo. The Parties agree to submit to the jurisdiction of [***], solely for the purposes of any such action. Despite such action the Parties will continue to participate in good faith in the procedures specified in this Section 16(b).

The decision of the arbitrators shall be final and binding on all Parties to the arbitration. Judgment upon any award rendered by the arbitrators may be entered by any court having jurisdiction over the Party against whom enforcement is sought. Each of the Parties hereby consents, for the benefit of the other Party, to the service of process by certified mail or registered mail or by an express delivery service providing a return receipt at its address set forth for notices herein.

While the procedures set forth above are being followed, the Parties shall continue to perform their respective obligations under this Agreement. Each Party shall bear its own costs and fees, including attorneys’ fees and expenses, in connection with the arbitration, except that the arbitrators shall be empowered to assess costs and fees against any Party who the arbitrators find to have acted in bad faith or to have maintained a frivolous position in the arbitration.

17.	NOTICES

All notices given under this Agreement shall be in writing and shall be delivered by first class mail or overnight courier or by facsimile transmission (receipt verified) and addressed to the Parties at their respective addresses set forth below:

SEIKAGAKU CORPORATION

Marunouchi Center Building

6-1, Marunouchi 1-chome, Chiyoda-ku

Tokyo 100-0005, Japan

Attention: [***].

  Fax: +81-3-5220-8975

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

BIOVENTUS LLC

4721 Emperor Blvd. Suite 100

Durham, NC 27703

Attention:       [***]

                       Fax: [***]

With a copy to:

BIOVENTUS LLC

4721 Emperor Blvd. Suite 100

Durham, NC 27703

Attention:       [***]

                       [***]

Either Party may change its address or its telecopy number for purposes of this Agreement by giving the other Party written notice of its new address or telecopy number. Any such notice, if given by first class mail or overnight courier, shall be deemed to have been received on the date actually received and if given by telecopy transmission shall be deemed to have been received at the time of dispatch or the next regular business day if received after 5:00 p.m. local time of the recipient.

18.	WAIVER AND DELAY

No waiver by either Party of any breach or series of breaches by the other Party, and no failure, refusal or neglect of either Party to exercise any rights granted to it hereunder or to insist upon strict compliance with or performance of either Party’s obligations under this Agreement shall constitute a waiver of the provisions of this Agreement with respect to any subsequent breach thereof or a waiver by either Party of its rights hereunder or otherwise at any time thereafter.

19.	FORCE MAJEURE

A Party shall be excused from failure to perform its obligations under this Agreement, including without limitation Distributor’s obligations to purchase a minimum purchase quantity pursuant to Section 3(c) above, and from sanction for failure to meet minimum order requirements pursuant to Section 13(b) above, if any such failure is caused by a Force Majeure and without the fault or negligence of such Party. For the purposes of this Agreement, “Force Majeure” is defined as causes beyond the reasonable control of the Party, including, without limitation, acts of God, storm, war, riot, earthquake, tsunami, fire, flood, terrorism, pandemic, nuclear accident, cyber incident, biochemical incident, explosion, governmental orders or restrictions, shortage of materials, power cut, power shortage, or strikes or other labor troubles. Upon occurrence of a Force Majeure, the Party claiming Force Majeure shall immediately notify the other Party of such Force Majeure and its effect on such Party’s ability to perform its obligations hereunder and the period during which such inability is expected to continue. The duties and obligations of the Parties shall be suspended for the duration of the event; provided, however, that if such suspension shall continue in excess of [***], the Parties shall attempt to arrive at a mutually acceptable compromise within the spirit and intent of this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

20.	ENTIRE AGREEMENT

This Agreement (with Exhibits) contains all of the terms and conditions agreed upon by the Parties hereto with respect to the subject matter hereof. No other agreement, oral or otherwise, shall be deemed to exist or to bind either of the Parties hereto, and all prior agreements and understandings with respect to the subject matter hereof are superseded hereby This Agreement cannot be modified or changed except by written instrument signed by both of the Parties hereto.

21.	SEVERABILITY

If any provision of this Agreement is declared invalid or unenforceable by the arbitration or a court having competent jurisdiction, it is mutually agreed that the other provisions of this Agreement shall survive. The Parties shall consult and use all commercially reasonable efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

22.	DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth in this Section unless the context dictates otherwise.

“Affiliate”, with respect to any Party, shall mean any Person controlling, controlled by, or under common control with, such Party. For these purposes, “control” shall refer to (i) the possession, directly or indirectly, of the power to direct the management or policies of a Person or to veto any material decision relating to the management or policies of a Person, in each case, whether through the ownership of voting securities, by contract or otherwise, or (ii) the ownership, directly or indirectly, of at least 50% of the voting securities of a Person.

“Annual Forecast” shall have the meaning set forth in Section 3(c) of this Agreement.

“Audit” shall have the meaning set forth in Section 4(d) of this Agreement.

“Average Selling Price per Unit” shall have the meaning set forth in Section 4(a) of this Agreement.

“Change in Control” shall have the meaning set forth in Section 15(b) of this Agreement.

“Claiming Party” shall have the meaning set forth in Section 14(c) of this Agreement.

“Company” shall have the meaning set forth in the first paragraph of this Agreement.

“Company Competitor” shall have the meaning set forth in Section 15(b) of this Agreement.

“Confidential Information” shall have the meaning set forth in Section 10(c) of this Agreement.

“Distributor” shall have the meaning set forth in the first paragraph of this Agreement of this Agreement.

“Distributor Competitor” shall have the meaning set forth in Section 15(b) of this Agreement.

“Distributor Sponsored Patent” shall have the meaning set forth in Section 11(a)(i) of this Agreement.

“Distributor Sponsored Trademark” shall have the meaning set forth in Section 12(a)(iii) of this Agreement.

“Dollars” or “$” refers to United States dollars.

“EDA” shall have the meaning set forth in Paragraph B of the recitals of this Agreement.

“Effective Date” shall have the meaning set forth in the first paragraph of this Agreement.

“Existing Agreements” shall have the meaning set forth in Paragraph B of the recitals of this Agreement.

“FDA” shall mean the United States Food and Drug Administration.

“Force Majeure” shall have the meaning set forth in Section 19 of this Agreement.

“[***]” shall mean a [***].

“HA” shall have the meaning set forth in Paragraph A of the recitals in this Agreement.

“Initial Term” shall have the meaning set forth in Section 13(a) of this Agreement.

“Know-How” shall mean any and all technical data, information, materials and other know-how, developed or acquired by Company, either as of the Effective Date or at any time during the Term of this Agreement, which relates to the manufacture and use of Products or Product-Drug.

“Laws” shall have the meaning set forth in Section 5(i) of this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

“LOA Effective Date” shall mean the date of the closing of the transaction transferring SMITH & NEPHEW INC.’s clinical therapies business, including the Product business, to Distributor the principal owners of which are SMITH & NEPHEW, INC. and/or its Affiliates and Essex Woodland Health Ventures and/or its Affiliates. For purposes of the foregoing, “Affiliates” of SMITH & NEPHEW, INC. shall mean Affiliates as such term is defined in this Section 22, excluding, however, its clause (i) with regard to “control.”

“Net Sales” shall mean the gross amount invoiced by Distributor or its Affiliates for the sale of the Product to third parties in the Territory, less (i) returns of Products; (ii) sales, use, value-added, excise, or other similar taxes, which taxes are included in the gross amount invoiced by Distributor or its Affiliates for the sale of the Product to third parties in the Territory; (iii) trade discounts; and (iv) freight and insurance costs. A “sale” shall not include [***], or any transfer or disposition of the Product for pre-clinical, regulatory or governmental purposes prior to receiving marketing approval. For purposes of calculating “Net Sales,” Product shall be considered “sold” upon the invoicing of such Product by Distributor or Distributor’s Affiliate to a third party.

“Net Units Sold” shall have the meaning set forth in Section 4(a) of this Agreement.

“Party” and “Parties” shall have the meaning set forth in the first paragraph of this Agreement.

“Patents” shall have the meaning set forth in Section 11(a)(i) of this Agreement.

“Person” shall mean any natural person, corporation, firm, limited liability corporation, limited liability partnership, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or any agency or political subdivision thereof.

“Product” shall mean an intra-articular, injectable solution of 1wt% of highly purified HA in a syringe for treatment of osteoarthritis of the knee and requiring three (3) or more injections under the FDA approval PMA P980044. It shall include [***].

“Product-Drug” shall mean the Product.

“Proposed Recall” shall have the meaning set forth in Section 5(h)(2) of this Agreement.

“Purchase Price” shall have the meaning set forth in Section 4(a) of this Agreement.

“Receiving Party” shall have the meaning set forth in Section 5(a) of this Agreement.

“Registration Dossier” shall mean a written regulatory submission or document describing Product Specifications and manufacturing methods as submitted by Company and approved by the applicable regulatory agency and Distributor.

“Regulatory Conditions” shall have the meaning set forth in Section 2(c)(i).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

“Requesting Party” shall have the meaning set forth in Section 5(a) of this Agreement.

“Sample” shall mean samples and [***].

“Specifications” shall have the meaning set forth in Section 5(a) of this Agreement.

“Statement” shall have the meaning set forth in Section 4(b) of this Agreement.

“Term” shall have the meaning set forth in Section 13(b) of this Agreement.

“Territory” shall have the meaning set forth in Section 2(a) of this Agreement.

“Testing Methods” shall have the meaning set forth in Section 5(c) of this Agreement.

“Trademark” shall have the meaning set forth in Section 12(a)(i) of this Agreement.

“Unit” shall mean a syringe containing 2.5 ml solution of 1.0wt% HA and blister packaged.

23.	PUBLIC ANNOUNCEMENTS

Except as required by applicable Law or any securities exchange or the NASD, neither Party shall issue any press release or make any other public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other Party, which consent shall not be unreasonably withheld. In the event of a required press release or other public announcement, the Party making such announcement shall provide the other Party with a copy of the proposed text prior to such announcement. The Parties agree that if either Party is required to file this Agreement with any governmental agency, such Party shall delete the unrelated parts, provisions or words of this Agreement to the extent possible in order to keep the terms of this Agreement confidential.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

24.	MISCELLANEOUS

(a) The Parties agree that each Party is an independent contractor. Employees and agents of one Party are not employees or agents of the other, shall not hold themselves out as such, and shall not have any authority or power to bind the other Party to any contract or other obligation. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties.

(b) Except as otherwise expressly provided in this Agreement, each Party shall bear all of its costs and expenses associated with the performance of such Party’s obligation under this Agreement.

(c) Captions used in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of this Agreement.

(d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e) This Agreement is neither expressly nor impliedly made for the benefit of any party other than the Parties.

25.	SET-OFF

Each Party shall have a right of off-set against payment due from it to recover any amounts due from the other Party under the terms of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

SEIKAGAKU CORPORATION

By:	/s/ Ken Mizutani
Ken Mizutani, President

BIOVENTUS LLC

By:	/s/ Mark Augusti
Mark Augusti, CEO

This Agreement is also agreed and acknowledged by SMITH & NEPHEW, INC. for purposes of Sections 4(h) and 15(c).

By:	/s/ Robert A. Lucas

Name:	Robert A. Lucas

Title:	Assistant Secretary

ANNEX A

(Quality Specification)

Supartz is a sterile aqueous viscoelastic solution designed for intra-articular injection in order to treat osteoarthritis of the knee.

The product is [***].

Product Specification:
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Shelf Life:
[***]
Storage:
[***]	[***]
Direction for Use:
[***]

As used above, [***].

Company shall be responsible, as the Requesting Party for the changes included in this attached ANNEX A as compared with any prior ANNEX A, to prepare and file all regulatory filings as may be required in the Territory as a result of such changes, and, insofar as such filings are

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

required, this ANNEX A shall not be effective prior to the date such filings are made become effective and, insofar as future regulatory filings in the Territory become necessary as a result of changes to the [***] where referenced in the attached ANNEX A, Company, as the Requesting Party, shall prepare and file the same.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

ANNEX B

The Parties acknowledge that the Existing Agreements do not include an ANNEX B as of the LOA Effective Date.